Exhibit 23.1

                      Consent of Independent Accountants

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-84353), and the Registration Statements (Form S-8 No. 333-85827, No. 333-84013, and No. 333-77427) of
Reckson Service Industries, Inc. (the "Company") and in the related Prospectus of our reports dated (i) February 22, 2000, with respect to the consolidated financial statements of the Company and Subsidiaries for the years ended December 31, 1999 and 1998, and for the period July 15, 1997 (commencement of operations) to December 31, 1997, included in this Form 8-K filed with the Securities and Exchange Commission on March 2, 2000 (ii) February 22, 2000, with respect to the consolidated financial statements and related supplemental schedule of VANTAS Incorporated and Subsidiaries for the year ended December 31, 1999, included in this 8-K filed with the Securities and Exchange Commission on March 2, 2000.


                                                        /s/ Ernst & Young LLP


New York, New York
February 29, 2000